Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-41905 and No. 333-68636) of National R.V. Holdings, Inc. of our report dated March 27, 2006, which appears in this Form 10-K, relating to the consolidated financial statements for the year ended December 31, 2005.

/s/ Swenson Advisors, LLP
San Diego, California
March 28, 2006